United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2022

DANIMER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39280	84-1924518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 Industrial Boulevard Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 243-7075

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02(c) below is incorporated in its entirety herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       In connection with the hiring of Michael A. Hajost, John A. Dowdy, III will cease serving as the Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Danimer Scientific, Inc. (the “Company”) effective as of the later of March 1, 2022 and the date on which the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 has been filed with the Securities and Exchange Commission (the “Form 10-K Filing Date”). Mr. Dowdy will continue to serve in his current capacities as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer until such date and thereafter will remain employed by the Company and serve as the Company’s Senior Vice President of Financial Planning and Analysis.

(c)       On January 16, 2022, Michael A. Hajost and the Company entered into an Employment Agreement (the “Employment Agreement”). Under the Employment Agreement, Mr. Hajost will commence his employment with the Company on February 7, 2022 initially in the role of Special Advisor to the Chief Executive Officer. Effective as of the later of March 1, 2022 and the Form 10-K Filing Date, Mr. Hajost will become the Company’s Chief Financial Officer. When he becomes the Company’s Chief Financial Officer, Mr. Hajost will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Hajost is 58 years old. Since January 2019, Mr. Hajost has served as Executive Vice President, Finance, and Chief Financial Officer of Strategic Materials, Inc., a North American glass recycler with approximately 900 employees in over 50 locations throughout the U.S., Canada and Mexico. During his career at Strategic Materials, Mr. Hajost has had responsibility for numerous corporate and operating finance functions, upgraded key finance positions and led the overhaul of that company’s financial reporting framework. Prior to Strategic Materials, Mr. Hajost was Senior Vice President, Finance, and Chief Financial Officer of Accuride Corporation, a manufacturer of wheel and wheel-end components for the commercial truck, passenger car and off-road vehicle industries, from 2015 to 2018. Mr. Hajost led the effort to recapitalize Accuride, then a public company listed on the New York Stock Exchange (NYSE: ACW), as a private company, resulting in Accuride being taken private by Crestview Partners. From 2008 to 2015, Mr. Hajost was Vice President, Treasury and Investor Relations, at Carpenter Technology Corporation (NYSE: CRS), a NYSE-listed manufacturer of specialty alloys and engineered products used in the aerospace & defense, energy, medical, automotive, and consumer & industrial markets. At Carpenter Technology, Mr. Hajost was responsible for world-wide management of treasury, financing and risk management activities. Prior to then, Mr. Hajost was employed in multiple finance and treasury positions, including at JBS Swift & Co. and Guidant Corporation. Mr. Hajost’s corporate career was preceded by five years of service as an officer in the U.S. Army where he attained the rank of Captain. Mr. Hajost obtained his M.B.A. from the Booth School of Business at the University of Chicago in 1992 and graduated from the United States Military Academy with a B.S. degree in Engineering in 1985. Mr. Hajost has no family relationships with any other director or executive officer of the Company.

The Employment Agreement provides for a four-year term commencing on February 7, 2022 and continuing through February 6, 2026. Under the Employment Agreement, Mr. Hajost will receive an annual base salary of $400,000. Additionally, the Employment Agreement provides that Mr. Hajost is entitled to the following one-time equity awards in connection with the commencement of his employment: (i) a restricted stock unit (“RSU”) award with a target grant date value of $150,000, which will vest on the one year anniversary of the commencement date; (ii) a RSU award with a target grant date value of $400,000, one-third of which will vest on each of the first, second and third anniversaries of the commencement date; and (iii) a stock option award with a target grant date value of $400,000, one-third of which will vest on each of the first, second and third anniversaries of the commencement date. The Employment Agreement also provides that upon satisfaction of performance targets to be established by the Board of Directors, Mr. Hajost will be entitled to receive an annual cash bonus award for each year having a target equal to 75% of annual base salary with a maximum of 100% of annual base salary.

The Employment Agreement states that each year during the term, and promptly following the commencement date of Mr. Hajost’s employment with respect to 2022, Mr. Hajost will receive a long term incentive award having a target grant date value of $400,000, of which 50% will be in the form of a performance stock award, vesting on the third anniversary of the grant date subject to satisfaction of the performance target established by the Board with respect to such award, and 50% will be in the form of stock options vesting in equal one-third installments on each of the first, second and third anniversaries of the grant date of such stock option.

Under the Employment Agreement, Mr. Hajost is also eligible to participate in employee benefit plans offered to the Company’s executives. Mr. Hajost will also be entitled to reimbursement for his relocation expenses from his current residence in Houston, Texas to Atlanta, Georgia up to an aggregate of $75,000, which amount will be grossed up for tax purposes. The Company will also provide Mr. Hajost an annual car allowance of $12,000.

Pursuant to the Employment Agreement, upon a termination of Mr. Hajost’s employment by the Company without cause, and provided that Mr. Hajost delivers to the Company a waiver and release of claims: (i) Mr. Hajost will continue to receive his base salary for 12 months, or 24 months if his employment is terminated by the Company or any successor of the Company either upon the occurrence of a change in control or within one year thereafter; and (ii) any unvested equity awards that are held by Mr. Hajost, other than any unvested performance stock award portion of any long term incentive award (an “excluded award”), will automatically vest and become exercisable (as applicable) as of the date of termination, provided that with respect to any excluded award, in the case of a termination in connection with a change in control, such long term incentive performance targets will be deemed achieved.

The Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Hajost is subject to non-competition and non-solicitation obligations during the term thereof and for a period of 12 months following his termination or, if he is receiving 24 months of severance as a result of being terminated without cause in connection with a change of control, 24 months. The Employment Agreement also contains customary non-disparagement covenants and confidentiality obligations to which Mr. Hajost is subject.

All payments and benefits provided under the Employment Agreement will be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

(e)       As previously disclosed, the Company acquired Meredian Holdings Group, Inc. (“MHG”) by means of a merger (the “Merger”) on December 29, 2020. On January 16, 2022, the Board of Directors of the Company approved the assumption of the remaining authorized but unissued shares under MHG’s two legacy stock incentive plans (collectively, the “MHG Legacy Plans”) into the Company’s 2020 Long-Term Incentive Plan (the “2020 LTIP”). As a result of this action, the remaining shares of MHG common stock available for issuance under the MHG Legacy Plans (as adjusted by the merger consideration exchange ratio in connection with the Merger) (the “Adjusted Share Reserve”) will become available for future awards of Company common stock under the 2020 LTIP, and will not reduce the number of shares of Company common stock previously authorized for grant under the 2020 LTIP, provided that (i) such awards from the Adjusted Share Reserve may only be made to individuals who were not employees or members of the board of directors of the Company prior to the effective time of the Merger, (ii) such Adjusted Share Reserve shares will not be available for grants after May 4, 2026, the last day on which they would have been available for grant under the MHG Legacy Plans absent the Merger, and (iii) such awards from the Adjusted Share Reserve are otherwise made in accordance with applicable laws, rules and regulations.

Item 8.01	Other Events.

On January 20, 2022, the Company issued a press release relating to the hiring of Mr. Hajost. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 16, 2022, between Michael A. Hajost and Danimer Scientific, Inc.
99.1	Press Release of Danimer Scientific, Inc., dated January 20, 2022. (furnished not filed)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2022

DANIMER SCIENTIFIC, INC.

By:	/s/ John A. Dowdy, III
Name: John A. Dowdy, III
Title: Chief Financial Officer